Exhibit 10.4

Final Form

EXHIBIT B

FORM OF

CONSULTING SERVICES AGREEMENT

BY AND BETWEEN

HIGH TIMES MEDIA CORPORATION

AND

OREVA CAPITAL CORPORATION

Effective as of ________, 2017

THIS CONSULTING SERVICES AGREEMENT effective as of __________, 2017 (the “Commencement Date”) by and between HIGH TIMES MEDIA CORPORATION, a Nevada corporation, formerly known as Origo Acquisition Corporation, a Cayman Island corporation (the “Company”), and OREVA CAPITAL CORP., a Delaware corporation (the “Consultant”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties.”

WHEREAS, the Company has determined that it would be in its best interests to appoint the Consultant to perform the Services described herein and have agreed, therefore, to appoint the Consultant to perform such Services; and

WHEREAS, the Consultant has agreed to act as Consultant and to perform the Services described herein on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Board of Directors” means, with respect to the Company, the Board of Directors of the Company, or any committee thereof that has been duly authorized by the Board of Directors to make a decision on the mailer in question or bind the Company, as to the matter in question.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer.

“Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer.

“Commencement Date” means the date of execution and delivery of this Agreement.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Officers” means the Chief Executive Officer and the Chief Financial Officer and any other officer of the Company hereinafter appointed by the Board of Directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Securities Laws” means, collectively, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Fiscal Year” means the Company’s fiscal year for purposes of reporting its income for federal income tax purposes.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“Guaranty” shall mean the Guarantee of each of the members of the High Times Group (other than the Company) annexed hereto as Exhibit A and made a part hereof.

“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.

“Indemnified Parties” has the meaning set forth in Article X hereof.

“Independent Director” means a director who (i)(a) is not an officer or employee of the Company, or an officer, director or employee of any of the Subsidiaries of the Company or their Subsidiaries, (b) was not appointed as a director pursuant to the terms of this Agreement and (c) is not affiliated with the Consultant or any of its Affiliates, and (ii) satisfies the independence requirements under the Exchange Act and the rules and regulations of the Qualified Stock Exchange.

“High Times Group” shall mean the collective reference to the direct and indirect Subsidiaries of the Company, now existing or hereafter acquired or created, including Hightimes Holding Corp., a Delaware corporation (“HTH”) and Trans-High Corporation, a New York corporation (“THC”) and the Subsidiaries of THC.

“Consulting Fee” has the meaning set forth in Section 7.2(a) hereof.

“Consultant” has the meaning set forth in the preamble of this Agreement.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Person” means any individual, company (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Qualified Stock Exchange” means any one or more of the New York Stock Exchange, the Nasdaq Capital Market, the National Market, the NYSE MKT or the Toronto Stock Exchange, including the Toronto Venture Exchange (or any successor thereto).

“Securities Act” means the Securities Act of 1933, as amended.

“Services” has the meaning set forth in Section 3.1(b) hereof.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding voting equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Term” shall mean the period of time calculated from the Commencement Date and continuing through and including the expiration of the last day of the thirty-six (36) consecutive month following the Commencement Date.

“Termination Fee” shall mean a payment to the Consultant of an aggregate of $280,000, payable in eight monthly installments as provided in Section 8.4.

“Termination Fee Date” shall mean the first date of the occurrence on any event contemplated by Section 8.2(a) or (b) as a result of which a Termination Fee shall be payable to the Manger.

ARTICLE II

APPOINTMENT OF THE MANAGER

Section 2.1 Appointment

The Company hereby agrees to, and hereby does, appoint the Consultant to perform the Services as set forth in Section 3.1 herein and in accordance with the terms of this Agreement.

Section 2.2 Term

The Consultant shall provide Services to the Company from the Commencement Date until the expiration of the Term of this Agreement, unless this Agreement shall be sooner terminated in accordance with Article VIII hereof.

ARTICLE III

OBLIGATIONS OF THE PARTIES

Section 3.1 Obligations of the Consultant

(a)               Subject always to the oversight and supervision of the Board of Directors of the Company and the terms and conditions of this Agreement, the Consultant shall during the term of this Agreement (i) perform the Services as set forth in Section 3.1(b) below and (ii) comply with the operational objectives and business plans of the Company in existence from time to time. The Company shall promptly provide the Consultant with all amendments to stated operational objectives and business plans of the Company approved by the Board of Directors of the Company and any other available information reasonably requested by the Consultant.

(b)               The Consultant agrees and covenants that it shall perform the following services (as may be modified from time to time pursuant to Section 3.3 hereof, the “Services”):

(i)        providing administrative services, including recommendations to the Company’s Board of Directors of the engagement of or, with the approval of the Board of Directors, engaging agents, consultants or other third party service providers to the Company, including accountants, lawyers, registered investment advisers or experts, in each case, as may be necessary by the Company from time to time;

(ii)       as authorized from time to time by the Board of Directors, dealing with investment bankers, investor relations consultants and other members of the investment community;

(iii)      identify, evaluate, manage, perform due diligence on, negotiate and providing assistance to the Company Board of Directors in connection with the acquisitions of target businesses by the High Times Group; provided, that the Consultant shall not advise the Company as to whether or not such acquisitions shall be structured as asset acquisitions or the acquisition of securities or otherwise and all such determinations will be made by the Company based on legal, tax and other considerations and the advice of the Company’s accounting, legal and other advisors;

(iv)      evaluate, manage, negotiate and providing assistance to the Company Board of Directors in the disposition of all or any part of the property or assets of the High Times Group, including dispositions of all or any part of the Company’s direct or indirect Subsidiaries; provided, that the Consultant shall not advise the Company as to whether or not such dispositions shall be structured as asset sales or the sales of securities or otherwise and all such determinations will be made by the Company based on legal, tax and other considerations and the advice of the Company’s accounting, legal and other advisors;

(iv)      evaluating and assisting in negotiations with various financing sources for the High Times Group, including bankers and others providing debt and/or equity financings for the High Times Group;

(v)       recommendations to the Company’s Board of Directors as to (x) the entry into credit facilities or other credit arrangements, structured financings or other capital market transactions to the extent consistent with this Agreement, (y) changes or other modifications in the capital structure of the Company, including repurchases; and

(vi)      subject to the other provisions of this Agreement, perform any other services for and on behalf of the Company as requested by the Board of Directors to the extent that such services are consistent with those that are customarily performed by consultants to or executive officers of a publicly listed or quoted Person.

(c)               In connection with the performance of its obligations under this Agreement, the Consultant shall report initially to the Chief Executive Officer of the Company and if Services are authorized by the Chief Executive Officer to be performed by the Consultant, thereafter the Consultant shall report to the Board of Directors. Prior to entering into any commitment or agreement on behalf of the Company or any other member of the High Times Group, the Consultant shall be required to obtain authorization and approval of the Company’s Chief Executive Officer and the Board of Directors in accordance with the Company’s internal policies regarding action requiring Board of Directors approval, as otherwise required by any such Board of Directors (or any applicable committee thereof) or the Company’s officers or as otherwise required by applicable law.

(d)               In connection with the performance of the Services under this Agreement, the Consultant shall have all necessary power and authority as delegated to it by the Chief Executive Officer and Board of Directors, to perform, or cause to be performed, such Services on behalf of the Company.

(e)               In connection with the performance of its obligations under this Agreement, the Consultant is not permitted to, and nothing in this Agreement shall require the Consultant to, engage in any activities that would cause it to become an “investment adviser” as defined in Section 202(a)(11) of the Investment Advisers Act, or any successor provision thereto. It is expressly acknowledged and agreed by the Company that the Consultant shall not advise the Company as to the value of securities or as to the advisability of investing in, purchasing, or selling securities.

(f)                While the Consultant is providing the Services under this Agreement, the Consultant shall also be permitted to provide services, including services similar to the Services covered hereby, to other Persons, including Affiliates of the Consultant. This Agreement and the Consultant’s obligation to provide the Services under this Agreement shall not create an exclusive relationship between the Consultant and its Affiliates, on the one hand, and the Company and its Subsidiaries, on the other.

Section 3.2 Obligations of the Company

(a)               The Company shall do all things reasonably necessary on its part as requested by the Consultant consistent with the terms of this Agreement to enable the Company to fulfill its obligations under this Agreement.

(b)               The Company shall take reasonable steps to ensure that:

    (i) its officers and employees act in accordance with the terms of this Agreement and the reasonable directions of the Consultant in fulfilling the Consultant’s obligations hereunder and allowing the Consultant to exercise its powers and rights hereunder; and

    (ii) the Company provide to the Consultant all reports (including monthly management reports and all other relevant reports), which the Consultant may reasonably require and on such dates as the Consultant may reasonably require.

(c)               Without the prior written consent of the Consultant, the Company shall not amend any provision of the LLC Agreement that adversely affects, either directly or indirectly, the rights of the Consultant hereunder.

(d)               The Company agrees that, in connection with the performance by the Consultant of its obligations hereunder, the Consultant may recommend to the Company, and may engage in, transactions with any of the Company; provided, that any such transactions shall be subject to the authorization and approval of the Company’s Board of Directors and its nominating and corporate governance committees. In such connection, the Company acknowledges that Adam E. Levin has been appointed as the Chief Executive Officer and a member of the Board of Directors of the Company and that other Affiliates of the Consultant are or may become employed by or become members of the Board of Directors of the Company. Such Affiliates of the Consultant may receive remuneration or compensation from the High Times Group, whether in cash or in stock incentive awards, to the extent that such remuneration or compensation shall be authorized and approved by the disinterested members of the Board of Directors of the Company and its nominating and corporate governance committees. Any such approved remuneration or compensation shall not reduce or otherwise limit the Consultant’s right to receive the Consulting Fee hereunder.

(e)               The Company shall maintain a Board of Directors consisting of a majority of Independent Directors.

(f)               Simultaneous with the execution and delivery of this Agreement, the Company shall cause each of HTH, THC to execute and deliver to the Consultant the Guaranty.

(g)              The Company shall take any and all actions necessary to ensure that it does not become an “investment company” as defined in Section 3(a)(l) of the Investment Company Act, or any successor provision thereto.

Section 3.3 Change of Services

(a)               The Company and the Consultant shall have the right at any time during the term of this Agreement to change the Services provided by the Consultant and such changes shall in no way otherwise affect the rights or obligations of any Party hereunder.

(b)               Any change in the Services shall be authorized in writing and evidenced by an amendment to this Agreement, as provided in Section 12.9 hereof. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.

ARTICLE IV

POWERS OF THE CONSULTANT

Section 4.1 Powers of the Consultant

(a)               The Consultant shall have no power to enter into any contract for or on behalf of the Company or otherwise subject it to any obligation, such power to be the sole right and obligation of the Company, acting through its Board of Directors and/or the Company Officers.

(b)               Subject to Section 4.2 and for purposes other than to delegate its duties and powers to perform the Services hereunder, the Consultant shall have the power to engage any agents (including real estate agents and managing agents), valuers, contractors and advisors (including accounting, financial, tax and legal advisors) that it deems necessary or desirable in connection with the performance of its obligations hereunder, which costs therefor shall be subject to reimbursement in accordance with Section 7.3 hereto.

Section 4.2 Delegation

The Consultant may delegate or appoint:

(a)               Any of its Affiliates as its agent, at its own cost and expense, to perform any or all of the Services hereunder; or

(b)               with the prior written consent of the Chief Executive Officer or the Board of Directors, any other Person, whether or not an Affiliate of the Consultant, as its agent, at its own cost and expense, to perform those Services hereunder which, in the sole discretion of the Consultant, are not critical to the ability of the Consultant to satisfy its obligations hereunder; provided, however, that, in each case, the Consultant shall not be relieved of any of its obligations or duties owed to the Company hereunder as a result of such delegation. The Consultant shall be permitted to share Company information with its appointed agents subject to appropriate and reasonable confidentiality arrangements. For the avoidance of doubt, any reference to Consultant herein shall include its delegates or appointees pursuant to this Section 4.2.

Section 4.3 Consultant’s Obligations, Duties and Powers Exclusive

The Company agrees that during the term of this Agreement, the obligations, duties and powers imposed on and granted to the Consultant under Article III and this Article IV are to be performed or held exclusively by the Consultant or its Affiliates and delegates and the Company shall not, through the exercise of the powers of their employees, Boards of Directors or their shareholders, as the case may be, perform any of the Services except in circumstances where it is necessary to (a) enable the Board of Directors to manage the businesses of the High Times Group, or (b) comply with the fiduciary obligations to the High Times Group imposed upon such Persons, or (c) comply with applicable law.

ARTICLE V

INSPECTION OF RECORDS

Section 5.1 Books and Records of the Company

At all reasonable times and on reasonable notice, the Consultant and any Person authorized by the Consultant shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement and for a period of three (3) years after termination hereof, the books, records and data stored in computers and all documentation of the Company pertaining to all Services performed by the Consultant or the Consulting Fee to be paid by the Company to the Consultant, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.1.

Section 5.2 Books and Records of the Consultant

At all reasonable times and on reasonable notice, any Person authorized by the Company shall have access to, and the right to inspect the books, records and data stored in computers and all documentation of the Consultant pertaining to all Services performed by the Consultant or the Consulting Fee to be paid by the Company to the Consultant, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.2.

ARTICLE VI

AUTHORITY OF THE COMPANY

AND THE CONSULTANT

Each Party represents to the others that it is duly authorized with full power and authority to execute, deliver and perform its obligations and duties under this Agreement. The Company represents that the engagement of the Consultant has been duly authorized by the Board of Directors of the Company and is in accordance with all governing documents of the Company.

ARTICLE VII

CONSULTING FEE; EXPENSES

Section 7.1 Monthly Consulting Fee

During the Term of this Agreement and in consideration for the Consultant performing the Services, the High Times Group agrees to compensate the Consultant for such Services rendered hereunder by the payment in cash to the Consultant of a consulting fee, payable in advance on the first day of the month commencing immediately following the Commencement Date (the “Monthly Consulting Fee”) which shall be equal to Thirty Five Thousand ($35,000) Dollars per month. Notwithstanding the foregoing, at the option of the Consultant (by written notice given to the Company on or before January 1st of any one or more calendar year commencing in 2018 (each, an “Anniversary Year”) all or any portion of the Monthly Consulting Fee may be deferred and paid, in the form of shares of Company common stock (the “Share Purchase Option”). Such Share Purchase Option shall entitle the Consultant or its Affiliates to purchase additional shares of Company common stock at a per share purchase price equal to 100% of the closing price of High Times common stock, as traded on a Qualified Stock Exchange as at December 31 of the Anniversary Year in question.

Section 7.2 Expenses.

The Company shall, upon request from time to time, promptly reimburse the Consultant for its reasonable travel and other out-of-pocket expenses, all of which shall be required to be preapproved per electronic mail transmission or in writing by the Board of Directors incurred in connection with the Consultant’s execution of the Services. Such preapproved expenses will be reimbursed no less than five (5) business days after the High Times Group’s receipt of an invoice(s) detailing such preapproved expenses incurred by the Consultant. Any such reimbursement shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Consultant from time to time.

Section 7.3 Taxes.

Consultant shall be responsible for paying any and all income taxes imposed upon any remuneration it receives under this Agreement. If, as a result of Consultant’s failure or refusal to pay any tax, any taxing authority seeks to recover any taxes, penalties, interest, fees, or costs (“Losses”) from the Company, Consultant shall defend and indemnify the Company for any such Losses.

ARTICLE VIII

TERMINATION; RESIGNATION AND REMOVAL OF THE MANAGER

Section 8.1 Resignation by the Consultant

The Consultant may resign and terminate this Agreement at any time with 90 days’ prior written notice to the Company, which right shall not be contingent upon the finding of a replacement manager. However, if the Consultant resigns, until the date on which the resignation becomes effective, the Consultant shall, upon request of the Company’s Board of Directors, use reasonable efforts to assist the Company’s Board of Directors to find a replacement manager at no cost and expense to the Company.

Section 8.2 Removal of the Consultant

The Company’s Board of Directors may terminate this Agreement and the Consultant’s appointment if, at any time;

(a)               the Consultant materially breaches the terms of this Agreement and such breach continues unremedied for sixty (60) days after the Consultant receives written notice from the Company setting forth the terms of such breach, or (ii) the Consultant (x) acts with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement or (y) engages in fraudulent or dishonest acts in connection with the business and operations of the Company; or

(b)               the holders of at a majority of the then-outstanding shares of capital stock of the Company entitled to vote shall vote to terminate this Agreement; or

(c)               there is a finding by the Securities and Exchange Commission or a court of competent jurisdiction, that the Consultant has engaged in securities fraud or another material violation of Federal or State securities laws; or

(d)               Consultant engages in: (x) fraudulent or dishonest acts in connection with the business or operations of the Company or (y) gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement.

Section 8.3 Termination

This Agreement shall terminate upon the resignation or removal of the Consultant in accordance with Sections 8.1 or 8.2 hereof.

Section 8.4 Termination Fee

(a) Notwithstanding anything in this Agreement to the contrary, the fees, costs and expenses payable to the Consultant pursuant to Article VIII hereof shall be payable to the Consultant upon, and with respect to, the termination of this Agreement pursuant to this Article VIII. All payments made pursuant to this Section 8.4(a) shall be made in accordance with Article VII hereof.

(b) Upon termination of this Agreement pursuant to the events set forth in Section 8.2(b) hereof, the Company shall pay the Termination Fee to the Consultant. The Termination Fee shall be payable in eight (8) equal monthly installments, with the first such installment being paid on or within five (5) Business Days of the last day of the month in which the Termination Fee Date occurs and each subsequent installment being paid on or within five (5) Business Days of the last day of each subsequent month, until such time as the Termination Fee is paid in full to the Consultant. Any payments made pursuant to this Section 8.4(b) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Consultant from time to time.

(c) no Termination Fee shall be due or payable by the Company to the Consultant upon termination of this Agreement pursuant to any of the events set forth in Section 8.2(a), (c) or (d) hereof, inclusive.

ARTICLE IX

MUTUAL INDEMNITY

Section 9.1 Indemnity

(a)  The Company shall indemnify reimburse, defend and hold harmless the Consultant and its Affiliates, successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives (collectively the “Consultant Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever (collectively “Losses”) that are incurred by such Consultant Indemnified Parties in connection with, relating to or arising out of (i) the breach of any term or condition of this Agreement, or (ii) the performance of any Services hereunder; provided, however, that the Company shall not be obligated to indemnify, reimburse, defend or hold harmless any Consultant Indemnified Party for any Losses incurred, by such Indemnified Party in connection with, relating to or arising out of any event contemplated by Section 8.2(a), (c) or (d) of this Agreement.

 (b)      The Consultant shall indemnify reimburse, defend and hold harmless the Company and its Affiliates, successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives (collectively the “Company Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever (collectively “Losses”) that are incurred by such Indemnified Parties in connection with, relating to or arising out of (i) the material breach of any term or condition of this Agreement, or (ii) the performance of any Services hereunder; provided, however, that the Consultant shall not be obligated to indemnify, reimburse, defend or hold harmless any Company Indemnified Party for any Losses incurred, by such Company Indemnified Party, unless Consultant shall be liable pursuant to Section 10.1 of this Agreement and the provisions of any one or more of Section 8.2(a), (c) or (d) shall be applicable..

(c)       Each of the Company or the Consultant, as applicable (the “Indemnifying Party”), and will promptly reimburse the other party or its Affiliates (the “Indemnified Parties”) for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened Claim related to or arising in any manner out of any Matter contemplated by the engagement of the Consultant hereunder, or any action or proceeding arising there from (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceeding. Such right and entitlement to indemnification hereunder shall include the right of any Indemnified Party to select, consult with, retain and be represented, at the expense of Company, by such legal counsel as the Indemnified Party, in its sole and absolute discretion, may determine. The Indemnifying Party further agrees that it will not, without the prior written consent of the Indemnified Party settle compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party hereunder from all liability arising out of such proceeding.

(d)       In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Indemnifying Party in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, Indemnifying Party shall contribute to the aggregate losses, Losses, damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable. Notwithstanding the foregoing, the Consultant shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by the Consultant pursuant to this Agreement.

(e)       The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this Consulting Services Agreement with Oreva and (iv) whether or not Oreva shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

(f)        The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity.

(g)       Without the prior written consent of the Indemnifying Party, no Indemnified Party shall settle, compromise or consent to the entry of any judgment in, or otherwise seek to terminate any, claim, action, proceeding or investigation in respect of which indemnification could be sought hereunder unless (a) such Indemnified Party indemnifies the Indemnifying Party from any liabilities arising out of such claim, action, proceeding or investigation, (b) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and Indemnified Party from all liability arising out of such claim, action, proceeding or investigation and (c) the parties involved agree that the terms of such settlement, compromise or consent shall remain confidential.

Section 9.2 Insurance

The Company agrees that it shall maintain adequate insurance in support of its indemnity obligations set forth in this Article IX.

ARTICLE X

LIMITATION OF LIABILITY OF THE CONSULTANT

Section 10.1 Limitation of Liability

The Consultant shall not be liable for, and the Company shall not take, or permit to be taken, any action against the Consultant to hold the Consultant liable for, any error of judgment or mistake of law or for any Loss suffered by the Company or its in connection with the performance of the Consultant’s duties under this Agreement, except for a Loss resulting from the gross negligence, willful misconduct, bad faith or reckless disregard on the part of the Consultant in the performance of its duties and obligations under this Agreement, or its fraudulent or dishonest acts with respect to the Company or any of its Subsidiaries.

Section 10.1 Reliance of Consultant

The Consultant may take and may act and rely upon:

(a)               the opinion or advice of legal counsel, which may be in-house counsel to the Company or the Consultant, any U.S.-based law firm, or other legal counsel reasonably acceptable to the Board of Directors of the Company, in relation to the interpretation of this Agreement or any other document (whether statutory or otherwise) or generally in connection with the Company;

(b)               advice, opinions, statements or information from bankers, accountants, auditors, valuation consultants and other Persons consulted by the Consultant who are in each case believed by the Consultant in good faith to be expert in relation to the matters upon which they are consulted;

(c)               a document which the Consultant believes in good faith to be the original or a copy of an appointment by the Trust in respect of any Trust Interest or holder of a Trust Certificate in respect of a share of Trust Shares of a Person to act as such Person’s agent for any purpose connected with the Company; and

(d)               any other document provided to the Consultant in connection with the Company upon which it is reasonable for the Consultant to rely.

The Consultant shall not be liable for anything done, suffered or omitted by it in good faith in reliance upon such opinion, advice, statement, information or document.

ARTICLE XI

LEGAL ACTIONS

Section 11.1 Third Party Losses

(a)               The Consultant shall notify the Company promptly of any claim made by any third party in relation to the assets of the Company and shall send to the Company any notice, claim, summons or writ served on the Consultant concerning the Company.

(b)               The Consultant shall not, without the prior written consent of the Board of Directors of the Company, purport to accept or admit any claims or liabilities of which it receives notification pursuant to Section 11.1(a) above on behalf of the Company or make any settlement or compromise with any third party in respect of the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Obligation of Good Faith; No Fiduciary Duties

The Consultant shall perform its duties under this Agreement in good faith and for the benefit of the Company. The relationship of the Consultant to the Company is as an independent contractor and nothing in this Agreement shall be construed to impose on the Consultant an express or implied fiduciary duty.

Section 12.2 Binding Effect

This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 12.3 Compliance

The Consultant shall (and must ensure that each of its officers, agents and employees) comply with any law, including the Federal Securities Laws and the securities laws of any applicable jurisdiction and the Qualified Stock Exchange (or any successors thereto) rules and regulations, in each case, as in effect from time to time, to the extent that it concerns the functions of the Consultant under this Agreement.

Section 12.4 Effect of Termination

This Agreement shall be effective as of the date first above written and shall continue in full force and effect thereafter until termination hereof in accordance with Article IX. The obligations of the Company set forth in Articles VII, VIII, IX and Sections 10.1, 12.5, 12.9 and 12.17 hereof and the obligations of the other members of the High Times Group set forth in the Guaranty shall survive such termination of this Agreement, subject to applicable law.

Section 12.5 Notices

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

High Times Media Corporation

5520 Wilshire Boulevard

Los Angeles, CA 90036

Attn: Chief Financial Officer

If to the Consultant, to:

Oreva Capital Corp.

PMB 140

422 Carr 693 Ste 1

Dorado, Puerto Rico 00646-4817

Tel: (310) 774-0100

Attn.: Adam E. Levin, President and CEO

or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 12.6 Headings

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Section 12.7 Applicable Law

This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 12.8 Submission to Jurisdiction; Waiver of Jury Trial

Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of California, County of Los Angeles or in the United States District Court for the Southern District of California and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.5 hereof; such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 12.8 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.8.

Section 12.9 Amendment; Waivers

No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced; provided, that any amendment of Article VII or Section 8.2 hereof shall not be effective as to any Party hereto unless such amendment was authorized and approved by the Company’s compensation committee. Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 12.10 Remedies to Prevailing Party

If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 12.11 Severability

Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Consulting Fee described in Article VII hereof are not severable.

Section 12.12 Benefits Only to Parties

Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person.

Section 12.13 Further Assurances

Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement.

Section 12.14 No Strict Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 12.15 Entire Agreement

This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 12.16 Assignment

This Agreement shall not be assignable by either party except by the Consultant to any Person with which the Consultant may merge or consolidate or to which the Consultant transfers substantially all of its assets, and then only in the event that such assignee assumes all of the obligations to the Company and the Subsidiaries of the Company hereunder.

Section 12.17 Confidentiality

(a) The Consultant shall not, and the Consultant shall cause its Affiliates and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to (x) the Company, including any information contained in the books and records of the Company and (y) the Company’s Subsidiaries, including any information contained in the books and records of any such Subsidiaries; provided, however, that disclosure and use of any information shall be permitted (i) with the prior written consent of the Company, (ii) as, and to the extent, expressly permitted by this Agreement, any Offsetting Consulting Services Agreement, any Transaction Services Agreement or any other agreement between the Consultant and the Company or any of the Company’s Subsidiaries (but only to the extent that such information relates to such Subsidiaries), (iii) as, and solely to the extent, necessary or required for the performance by the Consultant, any of its Affiliates or its delegates of any of their respective obligations under this Agreement, (iv) as, and to the extent, necessary or required in the operation of the Company’s business or operations in the Ordinary Course of Business, (v) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 12.17 by the Consultant or any of its Affiliates), (vi) as, and to the extent, necessary or required by any governmental order, applicable law or any governmental authority, subject to Section 12.17(d), and (vii) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement, any Offsetting Consulting Services Agreement, any Transaction Services Agreement or any other agreement between the Consultant and the Company or any of the Company’s Subsidiaries.

(b) The Consultant shall produce and implement policies and procedures that are reasonably designed to ensure compliance by the Consultant’s directors, officers, employees, agents and representatives with the requirements of this Section 12.17.

(c) For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, formulas, production processes, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing with respect to the business or operations of the Company or any of its Subsidiaries. However, the Parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Section 12.17.

(d) In the event that the Consultant is required by governmental order, applicable law or any governmental authority to disclose any confidential information of the Company or any of its Subsidiaries that is subject to the restrictions of this Section 12.17, the Consultant shall (i) notify the Company or any of its Subsidiaries in writing as soon as possible, unless it is otherwise affirmatively prohibited by such governmental order, applicable law or such governmental authority from notifying the Company or any such Subsidiaries, as the case may be, (ii) cooperate with the Company or any such Subsidiaries to preserve the confidentiality of such confidential information consistent with the requirements of such governmental order, applicable law or such governmental authority and (iii) use its reasonable best efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such governmental order, applicable law or such governmental authority, in each case, at the cost and expense of the Company.

(e) Nothing in this Section 12.17 shall prohibit the Consultant from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Section 12.17, subject to its compliance with this Section 12.17.

(f) The Consultant shall be responsible for any breach or violation of the requirements of this Section 12.17 by any of its agents or representatives.

Section 12.18 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Facsimile and electronic .pdf signatures shall be considered originals for purposes of this Agreement.

**********************

IN WITNESS WHEREOF, the Parties have executed this Consulting Services Agreement as of the date first written above to be effective as of ___________ 2017.

HIGH TIMES MEDIA CORPORATION

By:
Name:
Title:

OREVA CAPITAL CORP.

By:
Name: Adam E. Levin
Title: Chief Executive Officer

Exhibit A

GUARANTY

High Times Holding Corp. , a Delaware corporation, and Trans-High Corporation, a New York corporation, on behalf of each of them and their existing and future direct or indirect Subsidiaries, hereby jointly and severally unconditionally and irrevocably guarantees to Oreva Capital Corp. , a Delaware corporation (the “Consultant”) the full, prompt and punctual payment and performance by High Times Media Corporation, a Nevada corporation (the “Company “) of all obligations owed or as may be owed by the Company to the Consultant pursuant to that certain Consulting Services Agreement by and between the Company and the Consultant, dated _________, 2017 with full rights of subrogation to and in respect of the Consultant’s rights in respect thereof (the “Guaranteed Obligations”).

This guarantee shall continue in full force and effect with respect to all Guaranteed Obligations until all such Guaranteed Obligations are paid and performed in full.

Dated:	HIGHTIMES HOLDING CORP.

By:
Name:
Title:

TRANS-HIGH CORPORATION

By:
Name:
Title:

HIGH TIMES PRODUCTIONS, INC.

By:
Name:
Title:

CANNABIS BUSINESS DIGITAL, LLC

By:
Name:
Title: